                                                                   EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-91685 and No. 333-92403) and the Registration Statements on Form S-8 (No. 333-92403 and No. 333-07785) of adam.com, Inc. of our report dated February 28, 2000, except as to the second paragraph of Note 17 which is as of March 30, 2000, appearing on page 26 of this Form 10-K.

PricewaterhouseCoopers LLP

Atlanta, Georgia
March 30, 2000